SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 12, 2005


                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (Exact Name of Company as Specified in Charter)


        Delaware                      000-32551                  23-3067904
------------------------------  ---------------------        -------------------
(State or Other                 (Commission File No.)          (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004

               (Address of Principal Executive Offices) (Zip Code)

Company's telephone number                       61-3-8532-2860
Company's facsimile number                       61-3-8532-2805
Company's email address                          lgdi@axisc.com.au
                                                 -----------------
Company's website address                        www.lgdi.com
                                                 ------------

Item 8.01      Other Events

Effective as of December 12, 2005, the Board of Directors of Legend International Holdings, Inc., a Delaware corporation (the "Company") approved the distribution to stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of 25 cents per share with a latest exercise date of December 31, 2012 and otherwise on the terms and conditions set out in Appendix A to this Form 8-K. The options will be issued on a pro-rata basis on or about January 27, 2006 to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS INC.
                                    (Company)

                                  By:        /s/ Peter Lee
                                             -----------------------------------
                                             Peter Lee
                                             Secretary


Dated: December 12, 2005

   TERMS AND CONDITIONS OF THE OPTIONS EXPIRING DECEMBER 31, 2012 ("options")

1. The options cannot be exercised until the Company registers the shares of common stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, as amended and any applicable state securities laws.

2. Options must be exercised by 5:00 p.m. New York Time on December 31, 2012 ("the Expiry Date"). Options not exercised on or before the expiry date will automatically lapse.

3. All or some of the options may be exercised by a duly completed form of application for Shares on exercise of options ("notice of exercise") being delivered to the Company at its registered address at the time of exercise and received by it prior to the Expiry Date subject to the exercise being in minimum parcels of 500 options or, in the event that a holder holds less than 500 options then the entire options parcel

4. The options entitle the holder to subscribe (in respect of each Option held) for one fully paid share of common stock ("Share/s") at an exercise price per option of US 25 cents.

5. The options may be exercised, in whole at any time or in part from time to time, prior to 5:00 P.M., New York time, on the Expiry Date by the Holder by the surrender of this option certificate (with the subscription form at the end hereof duly executed) at the address set forth on the option certificate hereof, together with proper payment of the aggregate option price, or the proportionate part thereof if the options are exercised in part, with payment for options made by certified or official bank check payable to the order of the Company; or

6. Upon the exercise of the options and receipt of all relevant documents and payment, Shares will be issued ranking pari passu with the then issued Shares.

7. Unless otherwise determined by the Directors, any notice of exercise of a options received by the Company will be deemed to be a notice of exercise of the options as at the last business day of the month in which such notice is received.

8. Options do not participate in new issues of capital which may be offered to Shareholders during the currency of the options prior to the exercise of the options.

9. In case of any reclassification, capital reorganization or other change of outstanding shares of Shares of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of common stock of the class issuable upon exercise of this option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made, including an express assumption by the surviving corporation of the Company's obligations hereunder, so that the Holder shall have the right thereafter by exercising this option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock which might have been purchased upon exercise of this option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable. Provisions of this clause 9 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of common stock and to successive consolidations, mergers, sales or conveyances

10. The options may not be transferred at any time.

11. Optionholders will be required to obtain a standard exercise form for options from the Company.

12. In case the Company shall (i) declare a dividend or make a distribution on its outstanding ordinary shares in shares, (ii) make a pro-rata issue of common stock for cash, or (iii) make a bonus issue of common stock, or (iv) reclassify its outstanding ordinary shares into a smaller number of shares, the exercise price in effect at the time of the record date for such dividend or distribution or on the effective date of such pro-rate issue, bonus issue sub-division, combination or reclassification shall be proportionately adjusted so that the holder of this option exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this right had been exercised by such holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, pro-rate issue, bonus issue, sub-division, combination or reclassification. For example, if the Company declares a 2 for 1 stock distribution and the exercise price, immediately prior to such event was 25 cents per option, the adjusted exercise price immediately after such event would be 12.5 cents per option. Such adjustment shall be made successively whenever any event listed above shall occur.